Exhibit 99.2

Q2 2009 Financial Results July 27, 2009

Second Quarter 2009 Highlights Revenue was $72.0 million, down 37% compared to $114.4 million in Q2’08, in line with guidance of $60-70 million. Revenue increased 15% sequentially. Bookings were $98.7 million, down 28% compared to $136.5 million in Q2’08, but up 86% sequentially. Net loss was ($14.7) million, or ($0.47) per share, compared to net income of $3.5 million, or $0.11 per share, last year. Veeco’s guidance was for GAAP EPS to be between ($0.64) – ($0.48) per share. Veeco’s loss per share, excluding certain items, was ($0.15) compared to earnings per share of $0.20 last year, in line with Veeco’s guidance of ($0.24)-($0.15) per share. Q2’09 operating spending remained flat compared to Q1’09 ($33M) despite revenue increase.

Second Quarter 2009 Highlights (cont’d) Balance sheet remained healthy with strong cash generation Cash balance $98M, up $5M over Q1’09 due to strong performance on accounts receivable, inventory management and other operating items Executing on cost reduction plans including: $18 million in spending reductions during 1H’09 compared to 1H’08; $7.5M COGS and $10.5M OPEX Process Equipment spending lowered by over $6M; exited saw and lapper site; increased outsourcing; lowered LOH Metrology spending decreased by $10M with significant COGS and OPEX decreases. Veeco’s headcount approximately 1028 end of June ’09 compared to 1318 end of September ’08

Q2 2009 Financials ($M except EPS) *Excludes certain charges **See reconciliation to GAAP at end of presentation Q1 ’09 $53.1 $62.8 34.9% ($18.9) ($9.7) ($0.22) Q2 ’08 $136.5 $114.4 41.7% $6.2 $10.7 $0.20 Q2 ’09 $98.7 $72.0 33.9% ($12.6) ($6.4) ($0.15) Orders Revenues Gross Margin* Operating (Loss) Income (Loss) EBITA** (Loss) EPS (Non-GAAP)**

Second Quarter 2009 Bookings Recap

- Q2'09 bookings $98.7M: business conditions improved in all segments, up 86% sequentially
  - LED & Solar:
    - Orders $57M, nearly double sequentially as LED manufacturers ramp production for TV and laptop backlighting applications.
    - Several large MOCVD orders from Korea and Taiwan.
  - Data Storage:
    - Orders still depressed at $19M, but up 147% sequentially with hard drive customers resuming both technology and capacity purchases.
    - Order recovery plus cost structure improvement: Veeco forecasting a return to profitability in Q3'09.
  - Metrology:
    - Orders $23M, up 38% sequentially due to new product traction and improvement in scientific research spending.

5 ©2009 Veeco Instruments Inc 072709 Investor Slides

Veeco

Second Quarter 2009 Segment Results LED & Solar Process Equipment Data Storage Process Equipment LED & Solar Process Equipment Data Storage Process Equipment (44%) (25%) (31%) (58%) (19%) (23%) Q2 ‘09 Revenues ($M) $72 Million Q2 ‘09 Bookings ($M) $99 Million Metrology Metrology $23 $57 $19 $18 $32 $22

Q2 2009 Segment Performance $98.7 23.0 19.3 $56.4 Q2 ‘09 $136.5 32.7 51.7 $52.1 Q2 ‘08 -28% -30% -63% 8% (1.9) ($6.4) (3.0) (1.0) ($0.5) Q2 ‘09 (2.5) $10.7 -37% $114.4 $72.0 Unallocated Corporate Veeco Total (1.0) -31% 32.6 22.5 Metrology 5.4 -52% 36.8 17.6 Data Storage $8.8 -29% $45.1 $31.9 LED & Solar Q2 ‘08 Q2 ‘08 Q2 ‘09 $m Revenues Bookings EBITA* *See reconciliation to GAAP at end of presentation

Business Outlook Remain cautious about overall economic conditions but are encouraged by sequential bookings improvement in all three businesses Veeco backlog at $160M as of June 30, 2009 Positive Q2 LED order trends continue into Q3 Already booked over $110 million MOCVD systems during month of July; strongest ever bookings trend; total LED & Solar currently forecasted to be between $125 and $175 million in Q3 Anticipate Veeco’s overall Q3 orders significantly higher than Q2 Revenues to improve and Veeco to return to EBITA profitability Despite near-term growth opportunities for Veeco, global economy remains depressed Continue to carefully manage spending Make selected investments to support MOCVD production ramp and new CIGS solar equipment business

Q3 2009 and Full Year Guidance Revenues $80-88 million LPS GAAP ($0.25) – ($0.13) per share Non-GAAP EPS ($0.02) – $0.05 (utilizing 35% tax rate) Full Year ’09 Outlook Revenue between $310 – $325 Million

Restructuring Program Drives Lower Breakeven in 2009 (9%) $33M 34% $72M Q2 ’09A 6-7% $35-36M 43-44% $90-100M “Modest Recovery” Quarter 15-17% 0-4% (15%) 7% EBITA%* $35-36M $33-34M $33M $38M Operating Spending 45-46% 38-40% 35% 40% GM $110-120M $80-88M $63M $110M Revenue Target Model Q3 ’09 Forecast Q1 ’09A Q4 ’08A *See reconciliation tables

Veeco Balance Sheet (in millions) $225.8 $190.8 Shareholder’s Equity $98.5 $99.8 Long-Term Debt (including current portion) $429.5 $371.0 Total Assets $64.4 $60.5 Fixed Assets, Net $168.5 $143.0 Working Capital $103.8 $97.5 Cash Equivalents June 30, 2009 December 31, 2008

Safe Harbor Statement To the extent that this presentation discusses expectations or otherwise make statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10-K and 10-Q filings available on www.veeco.com.

Back-Up and Reconciliation Slides

Income Statements 31,435 31,506 31,590 31,497 Diluted weighted average shares outstanding 31,197 31,506 31,255 31,497 Weighted average shares outstanding $0.04 ($1.13) $0.11 ($0.47) Diluted net (loss) income attributable to Veeco $0.04 ($1.13) $0.11 ($0.47) Net (loss) income attributable to Veeco (Loss) income per common share: $1,175 ($35,582) $3,471 ($14,680) Net (loss) income attributable to Veeco (146) (65) (70) (23) Net loss attributable to noncontrolling interest 1,029 (35,647) 3,401 (14,703) Net (loss) income including noncontrolling interest 2,048 780 1,129 402 Income tax provision 3,077 (34,867) 4,530 (14,301) (Loss) income before income taxes 3,305 3,407 1,700 1,698 Interest expense, net 6,382 (31,460) 6,230 (12,603) Operating (loss) income 83,974 76,226 41,500 36,987 Total operating expenses (378) 1,409 (382) (77) Other (income) expense, net 285 304 - 304 Asset impairment charge 2,875 6,375 - 1,944 Restructuring expense 4,382 3,660 2,426 1,831 Amortization expense 29,871 26,049 15,145 13,163 Research and development expense 46,939 38,429 24,311 19,822 Selling, general and administrative expense Operating expenses: 90,356 44,766 47,730 24,384 Gross profit 126,400 90,103 66,719 47,636 Cost of sales $216,756 $134,869 $114,449 $72,020 Net sales Unaudited ($ in thousands) 2008 2009 2008 2009 June 30, June 30, Six months ended Three months ended

Balance Sheets (Unaudited) 2008 2009 December 31, June 30, 2009 ($ in thousands) $ 429,541 $ 370,858 Total liabilities and shareholders' equity 225,810 190,781 Total shareholders' equity 784 - Noncontrolling interest 225,026 190,781 Shareholders' equity attributable to Veeco 105,261 106,613 Total non-current liabilities 2,391 1,986 Other non-current liabilities 98,330 99,626 Long-term debt 4,540 5,001 Deferred income taxes 98,470 73,464 Total current liabilities 354 153 Income taxes payable 196 204 Current portion of long-term debt 1,346 622 Deferred profit 66,964 53,431 Accrued expenses $ 29,610 $ 19,054 Accounts payable Current liabilities: LIABILITIES AND SHAREHOLDERS' EQUITY $ 429,541 $ 370,858 Total assets 39,011 34,766 Other assets, net 59,160 59,160 Goodwill 64,372 60,513 Property, plant and equipment, net 266,998 216,419 Total current assets 2,185 2,190 Deferred income taxes 6,425 6,051 Prepaid expenses and other current assets 94,930 78,497 Inventories, net 59,659 32,187 Accounts receivable, net $ 103,799 $ 97,494 Cash and cash equivalents Current assets: ASSETS

Reconciliation to GAAP Measure Table

Unaudited ($ in thousands, except per share data)	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Operating (loss) income	($12,603)	$6,230	($31,460)	$6,382
Adjustments:				
Amortization expense	1,831	2,426	3,660	4,382
Equity-based compensation expense	2,155	2,014	3,553	3,623
Restructuring expense	1,944 (1)	-	6,375 (1)	2,875 (2)
Asset impairment charge	304 (3)	-	304 (3)	285 (4)
Inventory write-off	-	-	1,526 (5)	-
(Loss) earnings before interest, income taxes and amortization excluding certain items ("EBITA")	(6,369)	10,670	(16,042)	17,547
Interest expense, net	1,698	1,700	3,407	3,305
Adjustment to add back non-cash portion of interest expense	(716) (6)	(731) (6)	(1,416) (6)	(1,444) (6)
(Loss) earnings excluding certain items before income taxes	(7,351)	9,701	(18,033)	15,686
Income tax benefit (provision) at 35%	2,573	(3,395)	6,312	(5,490)
(Loss) earnings excluding certain items	(4,778)	6,306	(11,721)	10,196
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	(15)	(46)	(42)	(95)
(Loss) earnings excluding certain items attributable to Veeco	($4,763)	$6,351	($11,679)	$10,291
(Loss) earnings excluding certain items per diluted share attributable to Veeco	($0.15)	$0.20	($0.37)	$0.33
Diluted weighted average shares outstanding	31,497	31,590	31,506	31,435

(1) During the six months ended June 30, 2009, the Company recorded a restructuring charge of $6.4 million, of which $1.9 million was incurred during the second quarter, consisting primarily of personnel severance costs and lease and related charges associated with vacating two facilities in Data Storage Process Equipment.

(2) During the first quarter of 2008, the Company recorded a restructuring charge of $2.9 million, consisting of $2.6 million of costs associated with the consolidation and relocation of our Corporate headquarters, and $0.3 million of personnel severance costs.

(3) During the second quarter of 2009, the Company recorded a $0.3 million asset impairment charge in Data Storage Process Equipment for assets no longer being utilized.

(4) During the first quarter of 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(5) During the first quarter of 2009, the Company recorded a $1.5 million inventory write-off in its Data Storage segment associated with the discontinuance of certain products. This was included in cost of sales in the GAAP income statement.

(6) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

Note The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

16 ©2009 Veeco Instruments Inc 072709 Investor Slides

Veeco

Segment Data $ 17,547 $ (16,042) $ 10,670 $ (6,369) (Loss) EBITA ** 285 304 - 304 Asset impairment charge - 1,526 - - Inventory write-off 2,875 6,375 - 1,944 Restructuring expense 3,623 3,553 2,014 2,155 Equity-based compensation expense 4,382 3,660 2,426 1,831 Amortization expense $ 6,382 $ (31,460) $ 6,230 $ (12,603) Operating (loss) income $ 216,756 $ 134,869 $ 114,449 $ 72,020 Revenues $ 245,771 $ 151,720 $ 136,512 $ 98,670 Bookings Total $ (4,966) $ (3,500) $ (2,550) $ (1,876) (Loss) EBITA ** 285 - - - Asset impairment charge 2,561 230 - 43 Restructuring expense 2,711 2,033 1,454 1,279 Equity-based compensation expense 225 148 113 76 Amortization expense $ (10,748) $ (5,911) $ (4,117) $ (3,274) Operating loss Unallocated Corporate $ 918 $ (5,717) $ (1,030) $ (3,012) (Loss) EBITA ** 190 2,386 - 262 Restructuring expense 346 557 220 321 Equity-based compensation expense 800 1,155 394 578 Amortization expense $ (418) $ (9,815) $ (1,644) $ (4,173) Operating (loss) income $ 68,694 $ 46,287 $ 32,597 $ 22,545 Revenues $ 62,707 $ 39,721 $ 32,735 $ 23,010 Bookings Metrology $ 4,095 $ (2,641) $ 5,416 $ (1,009) (Loss) EBITA ** - 304 - 304 Asset impairment charge - 1,526 - - Inventory write-off 124 2,830 - 1,444 Restructuring expense 389 589 238 337 Equity-based compensation expense 1,904 808 952 403 Amortization expense $ 1,678 $ (8,698) $ 4,226 $ (3,497) Operating (loss) income $ 60,840 $ 34,498 $ 36,762 $ 17,593 Revenues $ 92,326 $ 27,136 $ 51,716 $ 19,318 Bookings Data Storage Process Equipment $ 17,500 $ (4,184) $ 8,834 $ (472) (Loss) EBITA ** - 929 - 195 Restructuring expense 177 374 102 218 Equity-based compensation expense 1,453 1,549 967 774 Amortization expense $ 15,870 $ (7,036) $ 7,765 $ (1,659) Operating (loss) income $ 87,222 $ 54,084 $ 45,090 $ 31,882 Revenues $ 90,738 $ 84,863 $ 52,061 $ 56,342 Bookings LED & Solar Process Equipment Unaudited ($ in thousands) ** Refer to footnotes on "Reconciliation of operating (loss) income to (loss) earnings excluding certain items" for further details. 2008 2009 2008 2009 June 30, June 30, June 30, June 30, Six months ended Three months ended

Q3 ’09 Guidance HIGH LOW months ended September 30, 2009 Guidance for the three (Unaudited) During the third quarter of 2009, the Company expects to record a restructuring charge of approximately $0.5 million to $0.7 million. Adjustment to exclude non-cash interest expense on convertible subordinated notes. Adjustment to exclude non-cash interest expense on convertible subordinated notes. NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. 31,622 31,622 Diluted weighted average shares outstanding $0.05 ($0.02) (Loss) income per diluted share excluding certain items $1,695 ($650) (Loss) income excluding certain items 912 (350) Income tax (benefit) expense at 35% 2,607 (1,000) (Loss) income excluding certain items before income taxes (2) (731) (2) (731) Adjustment to add back non-cash portion of interest expense 1,751 1,751 Interest expense, net 3,627 20 excluding certain items ("EBITA") Income before interest, income taxes and amortization 2,907 2,907 Equity-based compensation expense (1) 500 (1) 700 Restructuring expense 1,862 1,862 Amortization expense Adjustments: ($1,642) ($5,449) Operating loss (1) (2) Unaudited